UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): February 11, 2005

Chico’s FAS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33912

(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.      REGULATION FD DISCLOSURE

     The information contained in this Form 8-K is being "furnished" pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act. The Company does not believe that the information in this report is material.

     On February 11, 2005, Chico's FAS, Inc. (the "Company") will be hosting the Company's Fifth Annual Analyst/Institution Day. A live webcast of this analyst/institution conference may be accessed at any time after 8:45 a.m. ET on Friday, February 11, 2005. To access this webcast, go to the investor relations section on the Chico's website at http://www.chicos.com and click on the appropriate button. A replay of the webcast will also be available on the Chico's website through 5:00 p.m. ET on April 15, 2005.

     In its prepared remarks during the Company's Analyst/Institution Day conference, management intends to provide an update to its previously announced plans for the Soma by Chico's intimate apparel concept. The Company will state that the lessons that have been learned thus far from the Company's 10 Soma by Chico's stores indicate that the concept is a promising one and that the Company plans to open 6 additional Soma by Chico's stores in fiscal 2005 as part of the next phase of evaluating and fine tuning the Soma by Chico's concept.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: February 11, 2005	By: /s/ Michael J. Kincaid Michael J. Kincaid, Vice President -Finance, Chief Accounting Officer and Assistant Secretary

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